                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                    COUNTRYWIDE MORTGAGE INVESTMENTS, INC.





         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:



                                   ARTICLE I

                                     NAME
                                     ----



         The name of the Corporation is: Countrywide Mortgage Investments, Inc. (the "Corporation").



                                  ARTICLE II

                               REGISTERED AGENT
                               ----------------



         The address of the registered office of the Corporation in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the Corporation's registered agent at such registered office is The Corporation Trust Company.

                                  ARTICLE III

                                    PURPOSE
                                    -------



         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereafter in force.



                                  ARTICLE IV

                                 CAPITAL STOCK
                                 -------------



           Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of Thirty Million (30,000,000) shares of Common Stock having a par value of $0.01 per share.



           Section 2. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation and the Bylaws of the Company.



           Section 3. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share of Common Stock held.

                                   ARTICLE V

                     PROVISIONS FOR DEFINING, LIMITING AND

                       REGULATING CERTAIN POWERS OF THE

                       CORPORATION AND OF THE DIRECTORS

                               AND STOCKHOLDERS
                               ----------------



          Section 1. The number of Directors shall be determined by or in the manner provided in the Bylaws of the Corporation, as they may be amended from time to time. The names and mailing addresses of the persons who shall serve as directors until the first annual meeting of stockholders or until their successors are duly elected and qualified are:

          David S. Loeb
          Countrywide Mortgage Investments, Inc.
          155 North Lake Avenue
          Pasadena, California  91109

          Angelo R. Mozilo
          Countrywide Mortgage Investments, Inc.
          155 North Lake Avenue
          Pasadena, California  91109

          Frederick J. Napolitano
          Pembroke Enterprises, Inc.
          281 Independence Boulevard
          Suite 626
          Virginia Beach, Virginia  23462

          Harley W. Snyder
          Harley Snyder Company
          407 East Lincoln Way
          Valparaiso, Indiana  46383

          Jack Carlson
          9901 Bluegrass Road
          Potomac, Maryland  20854

          Robert J. Donato
          PaineWebber Incorporated
          700 South Flower Street
          Los Angeles, California  90017


The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.



          Section 2. The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in this Certificate of Incorporation or in the Bylaws of the Corporation or in the Delaware General Corporation Law.



          Section 3. No holder of shares of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by this Certificate of Incorporation, or out of any shares of the capital stock of the Corporation hereafter authorized or acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

          Section 4. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Directors's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to permit the further elimination or limitation of the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 4 of Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification.



          Section 5. The Corporation shall indemnify and shall advance expenses to each Director, officer, employee and agent of this Corporation to the fullest extent permitted by the Delaware General Corporation Law as now or hereafter in force. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and the Board of Directors is expressly authorized to adopt bylaws and/or enter into agreements whereby the Corporation agrees to indemnify and advance expenses to its Directors, officers, employees and agents.



          Section 6. The Board of Directors of the Corporation may make, alter or repeal from time to time any of the Bylaws of the Corporation except any particular Bylaw which is specified in the Bylaws as not subject to alteration or repeal by the Board of Directors.



          Section 7. The Board of Directors may authorize, subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, bylaw, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including the compensation payable thereunder by the Corporation).



          Section 8. The Board of Directors may authorize any agreement of the character described in Section 7 of this Article V or other contract or transaction with any one or more Directors or officers or between the Corporation and any other corporation, partnership (limited or general), association, trust, company or other organization in which one or more of the Corporation's Directors or officers are directors or officers, or similar parties, or otherwise have a financial interest, and no such agreement, contract or transaction shall be void or voidable solely by reason of the existence of any such relationship or solely because the Director or officer so interested is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the agreement, contract or transaction, or solely because such Director's votes are counted for such purpose if: (i) the material facts as to the Director's or officer's relationship or interest and as to the agreement or transaction are disclosed or are known to the Board of Directors or such committee and the Board of Directors or committee in good faith authorizes, approves or ratifies the agreement, contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such Director's or Officer's relationship or interest and as to the agreement or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the agreement, contract or transaction is authorized, approved or ratified in good faith by a majority of votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or officer; or (iii) the agreement, contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Any Director of the Corporation who is also a director, officer, stockholder or member of such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of a committee which authorizes any such agreement, contract or transaction. If such a Director votes at a meeting to approve or disapprove a transaction as described in this Section, such vote shall not affect the validity of such a transaction provided the provisions of this Section are otherwise satisfied.

          Section 9. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual meeting or at a special meeting of stockholders of the Corporation. No action may be taken by the written consent of the stockholders. Action need not be by written ballot unless the chairman of the meeting shall so direct.



          Section 10. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Certificate of Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware as now or hereafter in force.



                                  ARTICLE VI
               RESTRICTION ON ACQUISITION AND TRANSFER OF SHARES
               -------------------------------------------------



          Section 1. Whenever it is deemed by the Board of Directors to be prudent in protecting the status of the Corporation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), the Board of Directors may require to be filed with the Corporation as a condition to permitting any proposed transfer, and/or the registration of any transfer, of shares of the Corporation a statement or affidavit from any proposed transferee setting forth the number of shares already owned after application of the attribution rules (the "Attribution Rules") of Section 544 of the Code by the transferee and any related person(s) specified in the form prescribed by the Board of Directors for that purpose. All contracts for the sale or other transfer of shares of the Corporation shall be subject to this provision.



          Section 2. As a condition to the transfer and/or registration of transfer of any shares of capital stock of the Corporation which would result in any stockholder owning, directly or indirectly, shares in excess of 9% of the outstanding shares of capital stock of the Corporation, the transferee of such shares shall file with the Corporation an affidavit setting forth the number of shares of capital stock of the Corporation owned directly and indirectly by the person filing the affidavit. For purposes of this Section, shares of capital stock not owned directly shall be deemed to be owned indirectly by a person if that person or a group of which he is a member would be the beneficial owner of such shares for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), and/or would be considered to own such shares by reason of the Attribution Rules. The affidavit to be filed with the Corporation shall set forth all information required to be reported in returns filed by stockholders under Regulation 1.857-9 issued by the Internal Revenue Service, or similar provisions of any successor regulation, and in reports to be filed under Section 13(d) of the Exchange Act. The affidavit, or an amendment thereto, must be filed with the Corporation within 10 days after demand therefor and in any event at least 15 days prior to any transfer, registration of transfer or transaction which, if consummated, would cause the filing person to hold shares in excess of 9% of the outstanding shares of capital stock of the Corporation. No transfer nor any registration of any purported transfer in violation of the notice provisions of this Section shall be valid or be given effect. Notwithstanding the foregoing, compliance with the requirements of this Section 2 shall not validate any purported transfer which would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI.



          Section 3. Any acquisition of shares of capital stock of the Corporation that would result in any stockholder owning, directly or indirectly, shares in excess of the "Limit" as defined in Section 4 of this Article VI shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of "Excess Shares," as defined in Section 4 of this Article VI, shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void, voidable or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

          Section 4. Notwithstanding any other provision hereof to the contrary, and subject to the provisions of Section 5 of this Article VI, no person, or persons acting as a group, shall at any time directly or indirectly acquire ownership in the aggregate of more than 9.8% of the outstanding shares of capital stock of the Corporation (the "Limit"). Shares which would, but for this
Section 4, be owned by a person or a group of persons in excess of the Limit at any time shall be deemed "Excess Shares." For the purposes of determining and dealing with Excess Shares, the term "ownership" shall be defined to include shares of capital stock constructively owned by a person under the Attribution Rules and shall also include shares of capital stock beneficially owned by a person for purposes of Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission under the Exchange Act and the term "group" shall have the same meaning as that term has for purposes of Section 13(d)(3) of such Act. All shares of the Corporation which any person has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into shares, if any, shall be considered outstanding for purpose of the Limit if such inclusion will cause such person to own more than the Limit. Unless otherwise required by applicable law, the Corporation shall refuse to transfer or register the transfer of, and shall instruct the transfer agent of the Corporation to refuse to transfer or register the transfer of, shares to the extent that, as a result of such transfer or registration of transfer, any person would hold Excess Shares.

          Section 5. The Limit set forth in Sections 3 and 4 of this Article VI and the filing requirements of Section 2 of this Article VI shall not apply to the acquisition of shares of the Corporation by the Corporation, by an underwriter in connection with a public offering of shares of the Corporation, or in any transaction involving the issuance of shares by the Corporation, in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will timely distribute such shares to or among others such that, following such distribution, none of such shares will be Excess Shares. The Board of Directors in its discretion may exempt from the Limit under Sections 3 and 4 of this Article VI and from the filing requirements of Section 2 of this Article VI ownership or transfers of certain designated shares while owned by or transferred to any subsidiary of this Corporation or to any other person in connection with a reorganization, recapitalization, merger, liquidation or similar transaction approved by the Board of Directors, provided that such person has given the Board of Directors evidence and assurances acceptable to the Board of

Directors that the qualification of the Corporation as a "real estate investment trust" under the Code would not be jeopardized thereby.

          Section 6. Notwithstanding Sections 3 and 4 of this Article VI, if at any time more than 9.8% of the shares of capital stock of the Corporation has become concentrated in the hands of a "beneficial owner" (as such term is defined for purposes of Rule 13d-3, or any successor rule thereto promulgated by the Securities and Exchange Commission, under the Exchange Act), such beneficial owner and each of his "affiliates" (as such term is defined on December 1, 1986 in Rule 12b-2 under the Exchange Act) owning any shares of capital stock of the Corporation shall be deemed to have offered to sell to the Corporation or its designee, on a date fixed by the Corporation, as specified in the Corporation's notice of its or its designee's acceptance of such offer of sale, such a number of shares of capital stock sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of capital stock of the Corporation of such beneficial owner to no more than the Limit. The price at which the Corporation or its designee may purchase the outstanding shares of capital stock of the Corporation pursuant to the preceding sentence of this Section (the "Purchase Price") shall be equal to the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which the Corporation's notice of its acceptance of the beneficial owner's and/or his affiliates' offer of sale is sent, or, if no such closing sales prices or quotations are available, then the Purchase Price shall be equal to the net asset value of such stock (determined on the basis of the fair market value of the assets of the Corporation) as determined by the Board of Directors in accordance with the provisions of applicable law. The Purchase Price of any shares acquired by the Corporation or its designee shall be paid, at the option of the Corporation, in cash or in the form of an unsecured, subordinated promissory note of the Corporation or its designee bearing interest and having a term to maturity (to be not less than five nor more than twenty years) as shall be determined by the Board of Directors. Payment of the Purchase Price shall be made at such time and in such manner as may be determined by the Board of Directors and specified in the notice of acceptance sent to the beneficial owner and/or his affiliates. From and after the date fixed for purchase by the Board of Directors and the tender by the Corporation of the Purchase Price therefor, each as specified in the Corporation's notice of its acceptance of the offer of sale, the holder of any shares to be so purchased shall cease to be entitled to any rights as a holder of such shares, excepting only the right to payment of the Purchase Price fixed as aforesaid.

          Section 7. Nothing contained in this Article VI or in any other provision hereof shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a "real estate investment trust" under the Code.

          Section 8. For purposes of this Article VI only, the term "person" shall include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts and other entities, and governments and agencies and political subdivisions thereof; provided, however, that such term shall not include this Corporation or any of its subsidiaries.

          Section 9. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                  ARTICLE VII

                                  AMENDMENTS
                                  ----------

          The Corporation reserves the right to adopt, repeal, rescind, alter, restate or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII

                                 INCORPORATOR
                                 ------------

          The name of the incorporator is Andrea J. Melville. The Incorporator's mailing address is 400 South Hope Street, Los Angeles, California 90071-2899.

          IN WITNESS WHEREOF, the undersigned incorporator of Countrywide Mortgage Investments, Inc. hereby executes the foregoing Certificate of Incorporation and acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this  19th    day of       January  , 1987.
          ----------      -----------------

/s/ Andrea Melville
-------------------

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER, dated as of Feb. 26, 1987, is entered into between Country-wide Mortgage Investments, Inc., a Maryland corporation ("CMI Maryland"), and Countrywide Mortgage Investments, Inc., a Delaware corporation ("CMI Delaware"). CMI Maryland and CMI Delaware are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                             W I T N E S S E T H:

     WHEREAS, CMI Maryland is a corporation duly organized and existing under the laws of the State of Maryland;

     WHEREAS, CMI Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date of this Agreement, CMI Maryland has authority to issue 10,000,000 shares of capital stock, consisting of 10,000,000 shares of Common Stock, par value $.01 per share ("Maryland Common Stock"), of which 7,875,000 shares are issued and outstanding or reserved for issuance;

     WHEREAS, on the date of this Agreement, CMI Delaware has authority to issue 30,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, par value $.01 per share ("Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by CMI Maryland;

     WHEREAS, the respective Boards of Directors of CMI Maryland and CMI Delaware have deter-mined that it is advisable and in the best interests of each of such corporations that CMI Maryland merge with and into CMI Delaware upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of CMI Maryland from Maryland to Delaware;

     WHEREAS, the respective Boards of Directors of CMI Maryland and CMI Delaware have, by resolutions duly adopted, approved this Agreement;

     WHEREAS, CMI Maryland has approved this Agreement as the sole stockholder of CMI Delaware; and

     WHEREAS, the Board of Directors of CMI Maryland has directed that this Agreement be submitted to a vote of its shareholders.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CMI Maryland and CMI Delaware hereby agree as follows:

     1. Merger. CMI Maryland shall be merged with and into CMI Delaware (the "Merger"), and CMI Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and at the time of filing of appropriate articles of merger, providing for the Merger, with the Maryland State Department of Assessments and Taxation or an appropriate certificate of merger, providing for the Merger, with the Secretary of State of the State of Delaware, whichever later occurs (the "Effective Time").

     2. Governing Documents. The Certificate of Incorporation of CMI Delaware, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of CMI Delaware, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof, of the Certificate of Incorporation of the Surviving Corporation and applicable laws.

     3. Succession. At the Effective Time, the separate corporate existence of CMI Maryland shall cease, and CMI Delaware shall posses all the rights, privileges, powers and franchises, of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of CMI Maryland shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of CMI Maryland, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to CMI Maryland. The employees and agents of CMI Maryland shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of CMI Maryland. The requirements of any plans or agreements of CMI Maryland involving the issuance or purchase by CMI Maryland of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Surviving Corporation.

     4. Directors and Officers. The Directors and Officers of CMI Maryland on the Effective Time shall be and become Directors and Officers, holding the same titles and positions, of the Surviving Corporation on the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of the Surviving Corporation.

     5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of CMI Maryland such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CMI Maryland, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of CMI Maryland or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) each share of Maryland Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Common Stock; and

         (b) the 100 shares of Delaware Common Stock presently issued and outstanding in the name of CMI Maryland shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of CMI Delaware shall be issued in respect thereof.

     7. Condition to Merger. The Merger shall have received the requisite approval of the holders of Maryland Common Stock pursuant to the General Corporation Law of the State of Maryland.

     8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of Maryland Common Stock shall, respectively, be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of Maryland Common Stock, formerly represented by such certificates, have been convened as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

     9. Options. Each option to purchase shares of Maryland Common Stock granted under the 1985 Stock Option Plan (the "Plan") of CMI Maryland which is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as set forth in the Plan, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of said Plan as is equal to the number of shares of Maryland Common Stock so reserved as of the Effective Time. As of the Effective Time, CMI Delaware hereby assumes the Plan and all obligations of CMI Maryland under the Plan, including the outstanding options or awards or portions thereof granted pursuant to the Plan, and the shares subject to such Plan shall thereafter be the shares of Delaware Common Stock reserved for issuance thereunder.

     10. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplement not adopted and approved by the shareholders of CMI Maryland and CMI Delaware shall affect the rights of either or both of such shareholders in a manner which is materially adverse to either or both of them.

     11. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of CMI Maryland, notwithstanding approval of this Agreement by the stockholder of CMI Delaware or by the shareholders of CMI Maryland, or both, if, in the opinion of the Board of Directors of CMI Maryland, circumstances arise which, in the opinion of such Board of Directors, make the Merger for any reason inadvisable.

     12. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

     IN WITNESS WHEREOF, CMI Maryland and CMI Delaware have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    COUNTRYWIDE MORTGAGE
                                    INVESTMENTS, INC.,
                                    a Maryland corporation


                                    By: /s/ Angelo R. Mozilo
                                        --------------------
                                        Angelo R. Mozilo,
                                           President

ATTEST:


By: /s/ Thomas H. Boone
    -------------------
    Thomas H. Boone,
       Secretary
                                    COUNTRYWIDE MORTGAGE
                                    INVESTMENTS, INC.,
                                    a Delaware corporation


                                    By: /s/ Angelo R. Mozilo
                                        --------------------
                                        Angelo R. Mozilo,
                                           President
ATTEST:


By: /s/ Thomas H. Boone
    -------------------
    Thomas H. Boone,
       Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER

     Angelo R. Mozilo and Thomas H. Boone certify that:

          1. They are the President and the Secretary, respectively, of Countrywide Mortgage Investments, Inc., a Delaware corporation.

          2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and the sole stockholder of this corporation.

          3. There is only one class of shares of capital stock of this corporation outstanding, Common Stock, $.01 par value. The number of shares of Common Stock outstanding is 100.

          4. The shareholder approval was by the holder of 100% of the outstanding shares of this corporation. The approval of a majority of the outstanding shares of Common Stock is required to approve the Agreement of Merger.

     Date:  Feb. 26, 1987


                              /s/ Angelo R. Mozilo
                              --------------------
                              Angelo R. Mozilo, President

     ATTEST:                  /s/ Thomas H. Boone
                              -------------------
                              Thomas H. Boone, Secretary

(Delaware)

STATE OF CALIFORNIA    )
                       )  ss.
COUNTY OF LOS ANGELES  )


          On February 26, 1987 before me, the undersigned, a Notary Public in and for said State, personally appeared ANGELO R. MOZILO personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the President, and THOMAS H. BOONE personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the Secretary, of COUNTRYWIDE MORTGAGE INVESTMENT, INC., a Delaware corporation, one of the corporations that executed the within instrument and acknowledged to me that COUNTRYWIDE MORTGAGE INVESTMENTS, INC. executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     WITNESS my hand and official seal.


                              Signature  /s/ Ayda Zenian
                                         ---------------

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT



     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is COUNTRYWIDE MORTGAGE INVESTMENTS, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 16, 1993.


                         /s/ Sandor E. Samuels
                         ---------------------
                         SANDOR E. SAMUELS  Sr. Vice - President


Attest:


/s/ Gwen J. Eells
-----------------
GWEN J. EELLS  Asst. Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                    COUNTRYWIDE MORTGAGE INVESTMENTS, INC.


Countrywide Mortgage Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

          1. That at a meeting of the Board of Directors of Countrywide Mortgage Investments, Inc., (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the shareholders of the Corporation at a Special Meeting of the Shareholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, That the Certificate of Incorporation of the Corporation be amended by revising Article IV, Section 1 thereof so that, as amended,
          Article IV, Section 1 shall read as follows:

                                "CAPITAL STOCK
                                 -------------

              Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), consisting of Sixty Million (60,000,000) shares of Common Stock having a par value of $0.01 per share."

          2. That thereafter, the Special Meeting of the Stockholders, held on December 9, 1993, of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

          3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Countrywide Mortgage Investments, Inc. has caused this certificate to be signed by Angelo R. Mozilo, its President, and Sandor E. Samuels, its Secretary, this 11th day of December, 1993.


                                   BY:  /s/ Angelo R. Mozilo
                                        ----------------------
                                        Angelo R. Mozilo
                                        President
ATTEST:


/s/ Sandor E. Samuels
-----------------------
Sandor E. Samuels
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                    COUNTRYWIDE MORTGAGE INVESTMENTS, INC.


Countrywide Mortgage Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That at a meeting of the Board of Directors of Countrywide Mortgage Investments, Inc., (the "Corporation") resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling for the proposal to be presented to the stockholders of the Corporation at the Annual Meeting of the Stockholders. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, That the Certificate of Incorporation of the Corporation be amended by revising ARTICLE I so that, as amended, ARTICLE I shall read as follows:

                                   ARTICLE I

                                    "NAME"
                                    ------

          The name of the Corporation is: CWM Mortgage Holdings, Inc. (the "Corporation").

     RESOLVED FURTHER, That the Certificate of Incorporation of the Corporation be further amended by adding a new ARTICLE VII to read as follows and by renumbering the existing ARTICLES VII and VIII as ARTICLES VIII and IX, respectively:

                                  ARTICLE VII

                ACQUISITION OF SHARES BY CERTAIN ORGANIZATIONS
                ----------------------------------------------

          Section 1. Whenever it is deemed by the Board of Directors to be prudent in avoiding

               (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more real estate mortgage investment conduits ("REMICs") or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or

               (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest, the Board of Directors may require to be filed with the Corporation a statement or affidavit from any holder or proposed transferee of capital stock of the Corporation stating whether the holder or proposed transferee is

                         (i) the United States, any state or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, or any other organization that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the
               Code) (a "Disqualified Organization") or

                         (ii) a partnership, trust, real estate investment trust, regulated investment company, or other pass-through entity in which a Disqualified Organization holds or is permitted to hold a direct or indirect beneficial interest (a "Pass-Through Entity").

          Any contract for the sale or other transfer of shares of capital stock of the Corporation shall be subject to this provision. Furthermore, the Board of Directors shall have the right, but shall not be required, to refuse to transfer any shares of capital stock of the Corporation purportedly transferred, if either

               (a) a statement or affidavit requested pursuant to this Section 1 has not been received, or

               (b) the proposed transferee is a Disqualified Organization or Pass-Through Entity.

          Section 2. Any acquisition of shares of capital stock of the Corporation that could or would

               (a) result in the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or

               (b) endanger the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest shall be void ab initio to the fullest extent permitted under applicable law and the intended transferee of the subject shares shall be deemed never to have had an interest therein.

          If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of those shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring those shares and to hold those shares on behalf of the Corporation.

          Section 3. Whenever it is deemed by the Board of Directors to be prudent in avoiding

               (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or

               (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest, the Corporation may redeem shares of its capital stock.

          Any such redemption shall be conducted in accordance with the procedures set forth in Section 6 of Article VI.

          Section 4. Nothing contained in this Article or in any other provision hereof shall limit the authority of the Board of Directors to take any and all other action as it in its sole discretion deems necessary or advisable to protect the Corporation or the interests of its stockholders by avoiding

               (a) the direct or indirect imposition of a penalty tax on the Corporation (including the imposition of an entity-level tax on one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest) or

               (b) the endangerment of the tax status of one or more REMICs or one or more taxable mortgage pools in which the Corporation has acquired or plans to acquire an interest.

        Section 5. If any provision of this Article or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall be affected only to the extent necessary to comply with the determination of that court.

     2. That thereafter, the Annual Meeting of the Stockholders of the Corporation was duly called and held on May 17, 1994, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     3. That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Countrywide Mortgage Investments, Inc. has caused this certificate to be signed by Sterling Blair Albernathy, its Senior Vice President, and Richard H. Wohl, its Secretary, this 20th day of May, 1994.


                                   BY: /s/ Sterling Blair Abernathy
                                       -----------------------------------
                                       Sterling Blair Abernathy
                                       Senior Vice President

ATTEST:


/s/ Richard H. Wohl
--------------------------
Richard H. Wohl
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                          CWM MORTGAGE HOLDINGS, INC.


     CWM Mortgage Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

     1. That at a meeting of the Board of Directors of CWM Mortgage Holdings, Inc. (the "Corporation") resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for the proposal to be presented to the shareholders of the Corporation at the Annual Meeting of the Shareholders. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, That the Certificate of Incorporation of the Corporation be amended by revising Article IV, Section 1 thereof so that, as amended,
     Article IV, Section 1 shall read in full as follows:

                                "CAPITAL STOCK
                                 -------------

          Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.01 per share."

     2. That thereafter, the Annual Meeting of the Shareholders of the Corporation was duly called and held on May 17, 1995, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael W. Perry, its Executive Vice President, and Richard H. Wohl, its Secretary, this 18th day of May, 1995.


                              /s/ Michael W. Perry
                              ----------------------------
                              Michael W. Perry
                              Executive Vice President


ATTEST:


/s/ Richard H. Wohl
-----------------------------------
Richard H. Wohl
Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                        INDEPENDENT LENDING CORPORATION
                       INTO CWM MORTGAGE HOLDINGS, INC.
                    (PURSUANT TO SECTION 253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)

     CWM Mortgage Holdings, Inc. a Delaware corporation (the "Company"), does hereby certify:

     FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Company owns all of the outstanding shares of the capital stock of Independent Lending Corporation, a Delaware corporation.

     THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted on the 20th day of January, 1997, determined to merge into itself Independent Lending Corporation:

          "WHEREAS, The Board of Directors has been presented with a proposal by the Company to merge Independent Lending Corporation, a wholly owned subsidiary, with and into the Company (the "ILC Merger");

          WHEREAS, Section 253 of the Delaware General Corporation Law authorizes the merger of a wholly owned subsidiary with and into its parent corporation; and

          WHEREAS, It is the determination of the Board of Directors that the ILC Merger would be in the best interests of the Company;

          NOW, THEREFORE, BE IT RESOLVED, That the merger of Independent Lending Corporation with and into the Company is hereby approved;

          RESOLVED FURTHER, That the officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute such documents and to take or cause to be taken any and all such other actions as he or they may deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolution; and

          RESOLVED FURTHER, That any actions heretofore taken by any officer of the Company in connection with the ILC Merger be, and they hereby are, ratified, confirmed and approved."

     IN WITNESS WHEREOF, CWM Mortgage Holdings, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Michael W. Perry, its authorized officer, this 31st day of January, 1997.

                                    CWM MORTGAGE HOLDINGS, INC.


                                    /s/ Michael W. Perry
                                    --------------------
                                    Michael W. Perry
                                    President and Chief Operating Officer

                            CERTIFICATE OF MERGER OF
                    COUNTRYWIDE ASSET MANAGEMENT CORPORATION
                        INTO CWM MORTGAGE HOLDINGS, INC.

                         Pursuant to Section 251 of the
                General Corporation Law of the State of Delaware


     The undersigned hereby certifies as follows:

     FIRST: The names of the constituent corporations are CWM Mortgage Holdings, Inc. ("CWM") and Countrywide Asset Management Corporation ("CAMC"). Each constituent corporation is incorporated under the laws of the State of Delaware.

     SECOND: An Agreement and Plan of Merger (the "Merger Agreement") dated as of January 29, 1997 by and among CWM, CAMC, and Countrywide Credit Industries, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: The name of the corporation surviving the merger is CWM Mortgage Holdings, Inc. The Certificate of Incorporation of CWM as in effect at the Effective Time shall be the Certificate of Incorporation of the corporation surviving the Merger (the "Surviving Corporation").

     FOURTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 155 North Lake Avenue, Pasadena, California 91101, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporations.

     IN WITNESS WHEREOF, CWM has caused this Certificate of Merger to be executed in its corporate name by its President and Chief Operating Officer and attested by its Secretary this 1st day of July, 1997.

                              CWM MORTGAGE HOLDINGS, INC.


                              /s/ Michael W. Perry
                              --------------------
                              Michael W. Perry
                              President and Chief Operating Officer

Attest:

/s/ Richard H. Wohl
-------------------
Richard H. Wohl
Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          CWM MORTGAGE HOLDINGS, INC.


     CWM Mortgage Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:

     1. That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for the proposal to be presented to the shareholders of the Company at the Annual Meeting of the Shareholders. The resolution setting forth the proposed amendment is as follows:

          NOW, THEREFORE, BE IT RESOLVED, That subject to the requisite approval of the shareholders of the Company at the Annual Meeting of Shareholders,
     Article I of the Company's Certificate of Incorporation be amended to read in full as follows:

                                   "ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation is: INMC Mortgage Holdings, Inc. (the "Corporation")."

     2. That thereafter, the Annual Meeting of the Shareholders of the Company was duly called and held on June 24, 1997, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Michael W. Perry, its President, and Richard H. Wohl, its Secretary, this 1st day of July, 1997.


                                 /s/ Michael W. Perry
                                 --------------------
                                 Michael W. Perry
                                 President


ATTEST:


/s/ Richard H. Wohl
-------------------
Richard H. Wohl
Secretary

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          INMC MORTGAGE HOLDINGS, INC.


     INMC Mortgage Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:

     1. That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Company, declaring said amendments to be advisable and calling for the proposals to be presented to the shareholders of the Company at the Annual Meeting of the Shareholders. The resolutions setting forth the proposed amendments are as follows:

          NOW, THEREFORE, BE IT RESOLVED, That subject to the requisite approval of the shareholders of the Company at the Annual Meeting of Shareholders,
     Article I of the Company's Certificate of Incorporation be amended to read in full as follows:

                                   "ARTICLE I

                                      NAME
                                      ----

     The name of the Corporation is: IndyMac Mortgage Holdings, Inc. (the "Corporation")."


          NOW THEREFORE, BE IT RESOLVED, That subject to the requisite approval of the shareholders of the Company at the Annual Meeting of Shareholders,
     Article IV, Section 1 of the Company's Certificate of Incorporation be amended to read in full as follows:

                                  "ARTICLE IV

                                 CAPITAL STOCK
                                 -------------

     Section 1. The total number of shares of capital stock which INMC shall have authority to issue is Two Hundred Ten Million (210,000,000), consisting of (i) Two Hundred Million (200,000,000) shares of Common Stock having a par value of $0.01 per share and (ii) Ten Million (10,000,000) shares of preferred stock ("Preferred Stock") having a par value of $0.01 per share.

              The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

              The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

              (a) the number of shares constituting that series and the distinctive designation of that series;

              (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;


              (h) any other relative rights, preferences and limitations of that series.

               Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

               If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."


     2. That thereafter, the Annual Meeting of the Shareholders of the Company was duly called and held on May 19, 1998, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.


     3. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Michael W. Perry, its President, and Richard H. Wohl, its Secretary, this 19th day of May, 1998.

                                 /s/ Michael W. Perry
                                 --------------------
                                 Michael W. Perry
                                 President
ATTEST:


/s/ Richard H. Wohl
-------------------
Richard H. Wohl
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          IndyMac Mortgage Holdings, Inc., (the "Company") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Certificate of Incorporation of the Company is hereby amended by deleting Articles VI and VII of such certificate in their entirety and replacing such Articles with the following language:

                 "Article VI  - Reserved"

                 "Article VII - Reserved"

          SECOND: That at a meeting of the Board of Directors of the Company, duly called and convened, resolutions were duly adopted setting forth the amendments to the Certificate of Incorporation of the Company, declaring said amendments to be advisable and directing that the proposed amendments be considered at the Special Meeting of the stockholders of the Company to be held on December 14, 1999.

          THIRD: That thereafter, the Special Meeting of the stockholders of the Company was duly called and held on December 14, 1999, upon notice in accordance with Section 222 of the General Corporation law of the state of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

          FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, IndyMac Mortgage Holdings, Inc. has caused this certificate to be signed by Michael W. Perry, its Chief Executive Officer, and Melissa K. Gerard, its Secretary, this third day of January, 2000.


                                 /s/ Michael W. Perry
                                 --------------------
                                 Michael W. Perry
                                 Chief Executive Officer
ATTEST:


/s/ Melissa K. Gerard
---------------------
Melissa K. Gerard
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



     IndyMac Mortgage Holdings, Inc., (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation of the Company is hereby amended by deleting Article I of such certificate in its entirety and replacing such Article with the following language:

                                   ARTICLE I

                                      Name

              The name of the corporation is IndyMac Bancorp, Inc.



     SECOND: That at a meeting of the Board of Directors of the Company, duly called and convened, resolutions were duly adopted setting forth the amendment to the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that the proposed amendments be considered at the next annual meeting or at a special meeting of the stockholders of the Company.

     THIRD: That thereafter, the special meeting of the stockholders of the Company was duly called and held on December 14, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: That said amendment is to become effective at 12:01 a.m. on July 1, 2000.

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

     IN WITNESS WHEREOF, IndyMac Mortgage Holdings, Inc. has caused this certificate to be signed by Michael W. Perry, its authorized officer, this 30th day of June, 2000.



                              /s/ Michael W. Perry
                              --------------------
                              Michael W. Perry
                              Vice Chairman and Chief Executive Officer

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